Exhibit 10.08
                              Agreement to supply
                                                                      PAGE 19

     JPK:Comm:Doors:SubK:Final                     November 24, 1999    17:17 PM


                                      300
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                                     Series of Doors and Associated Equipment

     Agreement made this 31st day of August, 1999, ("Agreement") by and between Telesource International, Inc., a corporation formed under the laws of the State of Illinois ("Contractor") and P.W.S. International, Inc., a corporation formed under the laws of North Carolina ("Supplier").

     Whereas Sayed Hamid Behbehani and Sons Co. W.L.L ("Developer") has entered into a contract with the United States Department of State ("Owner"), for the construction of Diplomatic Housing (the "Project") in the Country of Kuwait, which contract includes the Series of Doors and Associated Equipment to be done under and pursuant to this subcontract agreement (the "Work");

     Whereas Contractor will be providing the Developer with various items, including the Series of Doors and Associated Equipment component of the Project; and

     Whereas Supplier desires and is willing to furnish all necessary materials, equipment and labor to provide the Series of Doors and Associated Equipment component of the Project in accordance with the specifications of the Owner;

     Now therefore, in consideration of the mutual promises and covenants expressed in this agreement, the Contractor and Supplier agree as follows:

1)   Scope of the Work.

     Supplier shall furnish all necessary labor, material, supervision and all other services as may be required to perform all of the necessary and required design, engineering, manufacturing, assembly, testing and fabrication as may be required to provide the Contractor with a Series of Doors and Associated Equipment in strict accordance with the specifications, drawings and documents enumerated in the attached Exhibit "A ", which specifications, drawings and documents are incorporated herein by reference and hereby become an integral part of this Agreement. In performance of this Agreement, Supplier shall adhere to the requirements and specifications which relate to the equipment and services provided pursuant to this Agreement and which are contained in the Department of State Request for Proposals attached as Exhibit "B" and the Federal Acquisition Regulations applicable to this Agreement as scheduled in Exhibit "C", both of which are incorporated by this reference and hereby become an integral part of this Agreement. Nothing in this Agreement shall deprive the Owner or Developer of any rights they may have under the Federal Acquisition Regulations or the contract between the Owner and the Developer.

     In particular, but in no way limiting Supplier's duties as set forth in this Section 1, Supplier shall provide the services as set forth as follows:



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1.1) Supply Of Items.

         Supplier shall supply and deliver to the Contractor all items as enumerated in the attached Exhibit "D".

     1.1.1)   Intentionally Deleted.

     1.1.2)   Goods are to be shipped C&F Kuwait.

1.2) Shop Drawings, Submittals, Support Manuals and Certifications.

         Supplier shall furnish the following drawings, submittals and manuals to Contractor for approval prior to use in connection with the Project. All submissions shall be identified as the Project Manager may require. At the time of each submission, the Supplier shall give the Project Manager specific written notice of each variation that the drawing, sample, manuals certification may have from the requirements of this Agreement. No review or approval of any drawing, submittal or manual shall constitute acceptance of Work not in accordance with this Agreement, nor shall it serve to release Supplier of its obligation to perform the Work in accordance with this Agreement.

     1.2.1)   Shop Drawings.

         Supplier shall prepare and submit to Contractor the required number of copies of all working drawings, prints, sepias and mylars (including revisions, addenda and modifications) to be used in connection with the Work. The data shown on the drawings shall be complete with respect to quantities, dimensions, specified performance and design criteria, materials and similar data to enable meaningful review by the Project Manager.

     1.2.2)   Submittals.

         Supplier shall prepare and submit the required number of representative samples of all proposed materials and equipment to be furnished by Supplier for use in the Work. Detailed specifications of proposed materials and equipment may be submitted in lieu of actual samples only with Contractor's prior written consent. Each submittal shall be clearly identified as to material, manufacturer, supplier, trade name, model or catalog designation, reference standards and all other data pertinent to the use for which it is intended.

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     1.2.3)   Support Manuals.

         Suppliers shall prepare and submit the required number of copies of all owner's manuals, installation manuals, illustrated parts breakdowns and operations, maintenance and repair manuals, spare parts schedules and any other data as may be required under Exhibit B in regard to the operation of the Work.

     1.2.4)   Test and Compliance Certificates.

Supplier shall prepare and submit the required number of copies of all manufacturer's test certificates and certificates of compliance as required by the contract specifications. Such certificates shall indicate that the materials and/or equipment conform to or exceed the requirements as specified by this Agreement, and shall be accompanied by supporting reference data, affidavits, or additional certifications as appropriate.

1.3) As-Built Drawings.

         Supplier shall maintain one (1) set of all drawings, specifications, addenda, written amendments, Change Orders and written interpretations, clarifications and annotations to show all changes made during construction. Such drawings and documents shall be maintained and updated as appropriate to reflect the current "as built" conditions of the Work. Upon completion of the Work, these drawings and documents shall reflect the final "as built" condition of the Work and shall be delivered to the Contractor.

1.4) Intentionally Deleted.

1.5) Insurance and Indemnification for Loss or Injury.

         Supplier shall maintain such Public Liability, Property Damage, and Employee's Liability and Compensation insurance as will protect Contractor from all customarily insurable risks of loss which may result in any way from any act or omission of Supplier, its agent, employees, or subcontractors, including any injury to person or property during the progress of the Work, and from any claims under any applicable Workmen's Compensation and Occupational Disease Acts.


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2) Commencement and Progress of the Work.

2.1) Commencement of the Work.

         Supplier shall commence performance of the Work immediately upon execution of this Agreement and shall proceed in accordance with the Delivery and Completion Schedule, as may be adjusted from time to time in accordance with Section 2.2 and Section 2.3 of this Agreement.

2.2) Delivery and Completion Schedule; Monthly Status Reports.

     2.2.1) Within two (2) weeks after the execution of this Agreement, Supplier shall prepare and deliver to Contractor a comprehensive delivery schedule (the "Delivery Schedule") showing expected shipping ex-factory dates of materials and all relevant activities. Where necessary, the dates shall be based on time from the date that Contractor approves Supplier's submittals. Each of Supplier's activities shall be allocated a price, and the sum of these prices shall equal the total contract price.

2.3) Progress and Completion.

     2.3.1) All time limits stated in this Agreement, including those stated in the Delivery Schedule, are of the essence of this Agreement. Supplier is aware that Developer is liable to Owner for Developer's delays, with minimum liquidated damages payable by Developer to Owner of $4,500.00 per day. In turn, Contractor is liable to Developer for Contractor's delays. Similarly, the Supplier will be liable to Contractor for Supplier's delays to the extent and only to the extent the delays were caused by the Supplier or his suppliers.

     2.3.2) Contractor may, at any time, by written order to Supplier, require the Supplier to stop all or any part of the Work. However the Contractor will only order the work stopped if the Owner issues a Stop Order. Supplier has all of the rights and remedies against the Owner available to the Contractor, incluing rights to equitable adjustment or time of performance or Contract Price.



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2.4) Responsibility for Progress and Completion.

     2.4.1) Supplier shall at all times furnish such employees, materials, facilities and equipment and shall work such hours, including extra shifts and overtime as necessary, to ensure the prosecution and completion of the Work in accordance with the Delivery Schedule.

     2.4.2) If the Work is not being performed in accordance with the Supplier's
         Delivery Schedule, or if it becomes apparent to the Contractor that the Work shall not be completed within the scheduled time, Contractor shall notify Supplier in writing of such nonconformity, at which time Supplier shall immediately take all necessary actions to improve its progress, including the following, at no additional cost:

         (a) Increase the number of employees in such crafts as shall regain the lost schedule progress;

         (b) Increase the number of working hours per shift, shifts per working day, working days per week, and the amount of equipment or any combination thereof to regain lost schedule progress; and

         (c) Expediting shipments of materials and supplies, including shipping by a method other than that originally anticipated by this Agreement.

     2.4.3) Intentionally Deleted.

     2.4.4) Intentionally Deleted.

3)   Contract Price and Application For Payment.

3.1) Contract Price.

         Contractor agrees to pay Supplier the lump sum of the unit prices in Exhibit "G" for Supplier's performance of all the Work (the "Contract Price") as per the attached Purchase Order which is made an integral part of this Agreement. No additional claims or charges will be entertained except as specifically provided by this Agreement.

3.2) Clear Title.

         Supplier warrants and guarantees that title to all Work, materials and equipment covered by any application for payment, whether incorporated in the Project or not, shall pass to the Owner free and clear of all liens, charges, security interests and encumbrances no later than at the time of payment. In addition, the Supplier's final invoice warrants that he has obtained a waiver of liens for all work performed under the contract.


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3.3) Payment Withheld.

         Upon the occurrence of any of the following events, the Project Manager may deny Supplier's application for payment and withhold payment until such event of failure is cured:

     (a)      Failure to remedy a defect in the Work;

     (b)      Failure of Supplier to pay lower tier contractors or vendors;

     (c)      Failure to adhere to the Delivery Schedule;

     (d)      Failure to perform the Work in accordance with this Agreement;

     (e) Project Manager's reasonable determination that liens or claims against the Supplier and Supplier furnished materials have been filed or shall be asserted;

3.4) Set-Off.

         Contractor shall be entitled at all times to set-off any amount owing at any time from Supplier to Contractor or any of its affiliated companies against any amount payable at any time by Contractor in connection with this order. Any set-off will be first made against retainage.

4)   Changes In the Work.

     Upon the instructions of the Developer or the Owner, Contractor may from time to time order additions, deletions, deductions or revisions in the Work, including adjustments due to performance of any part of the Work by one other than the Supplier, pursuant to a mutually agreed upon change order.

4.1) Change Orders.

         A Change Order is a written instrument, issued after the execution of this Agreement, signed by the Contractor and the Supplier stating their agreement upon a change and any adjustment in the Work, the price therefor and the Suppliers Delivery Schedule. Adjustments which do not involve a change in the Contract Price and which are consistent with the overall intent of this Agreement shall be promptly performed by Supplier without additional claim or charge.


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4.2) Change Order Request.

     4.2.1) Within ten (10) days of the receipt of Contractor's proposed change in the Work, the Supplier shall submit to the Contractor a request for a Change Order, which shall detail information concerning the cost and time adjustments, if any, necessary to perform the proposed change (Change Order Request). When approved by the Owner, the Contractor shall authorize the adjustment to the Work contained in the Change Order Request by issuing a Change Order. Such Change Order shall thereupon be incorporated into the Suppliers Delivery Schedule.

4.3) Valuation of Change.

         The value of any work  included  in any  Change  Order or Change  Order
     Request,   which  increases  or  decreases  the  Contract  Price  shall  be negotiated in good faith by the parties.

5)   Supplier's Warranties; Non-Conforming Work.

5.1) Warranty.

         In addition to any warranties provided by law, Supplier warrants that the equipment and services provided pursuant to this Agreement shall be free from defects in material and workmanship and shall completely meet all the terms and conditions of Exhibit "B" and the Federal Acquisition Regulations scheduled in Exhibit "C". This warranty shall remain in full force for the period reflected in Exhibit "B" (Owner's Request for Proposal).

5.2) Non-Conforming Work.

         Supplier understands it is bidding on the exact specifications of the Owner. If any of the materials or services provided by Supplier are found to be defective in workmanship or otherwise not in conformity with the requirements of this Agreement, Contractor, in addition to any other rights which it may have under warranties or otherwise, shall have the right to reject and return such goods or services at Supplier's expense (including Supplier's shipping and handling charges), or require that such articles or materials be corrected or replaced promptly with satisfactory material or workmanship at Supplier's expense, including shipping and handling.

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6)   Indemnification.

6.1) Indemnification for Loss.

         If Supplier causes damage to the Work or property of the Owner, the Developer, the Contractor, or any other subcontractor, or if any claim arises out of Supplier's performance of the Work including delay due to Supplier, Supplier shall act promptly to remedy such damage and/or attempt to settle any such claim. Supplier shall have the right to timely repair or replace any defective items before any field charges occur. Supplier shall indemnify Contractor against all loss, direct or indirect, which may result in any way from any act or omission of Supplier, its agent, employees, or subcontractors, including delay or any injury to person or property during the progress of such work provided such loss is foreseeable by Supplier or his suppliers/subcontractors relating to the work, except to the extent that any such injury is due solely and directly to Contractor's or Developer's or Owner's negligence or willful acts as the case may be.

6.2) Patent Indemnity.

     6.2.1) Supplier shall handle all claims and defend any suit or proceeding brought against Contractor or its customers (which term throughout this paragraph shall include without limitation the Owner, the Developer, Contractor's lessees, bailees, transferees and assigns) so far as based on any claim that the manufacture or furnishing of goods under this order, or the use or sale of such goods constitutes infringement of any patent of any country. Supplier shall indemnify and save Contractor and its customers harmless from and against any expense or liability in connection therewith, including costs and damages arising out of such claim, suit or proceeding. In case said goods are enjoined, Supplier shall, at its own expense and option, procure for Contractor and its customers the right to continue using said goods, or modify them so they become non-infringing, or with the written approval of Contractor, remove said goods and refund the purchase price and the transportation and installation costs thereof. The foregoing patent indemnity and warranty obligations shall be inapplicable: (a) where the alleged infringement results from detail designs supplied by Contractor, unless goods embodying such designs are normally sold or advertised for sale to others by Supplier, or (b) to the extent that a suit based on said infringement claim may be maintained only against the U.S. Government and Contractor has not indemnified the U.S. Government.

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     6.2.2) The above patent  warranty and indemnity  obligations are in lieu of all other patent warranties and indemnities whatsoever, whether oral, written, express or implied.

7) Title and Risk of Loss.

7.1)     Drawings and Specifications.

     7.1.1)The Contractor shall be furnished the required number of sets of the documents set forth in Exhibit "A". Additional copies shall be furnished upon request for the cost of reproduction.

     7.1.2)  All  specifications,   drawings,  technical  information  and  data
         furnished by Contractor to Supplier hereunder shall remain the property of the Contractor. None shall be copied, duplicated in any manner, nor shall extract be taken therefrom for a purpose of use unrelated to the Work without Contractor's advance written consent. Such documents shall be used only in the manufacture and production of supplies for Contractor and shall be returned to Contractor at Contractor's request.

8)   Intentionally Deleted.

9)   Termination.

9.1) Termination by Contractor for Cause.

     9.1.1) Contractor may terminate this Agreement upon ten (10) days written notice to Supplier upon the following events of Supplier default, provided however that Supplier shall be afforded reasonable time to cure:

         (a) Supplier ceases to conduct its operations in the normal course of business (including inability to meet its obligations as they mature);

         (b) A proceeding under the bankruptcy or insolvency laws is brought by or against Supplier, or a receiver is appointed or applied for;

         (c) Supplier makes a general assignment for the benefit of creditors;

         (d)  Supplier  disregards  the laws and  regulations  of any government
              entity  having   jurisdiction  over  any  activity   performed  in
              connection with the Work or this Agreement;

         (e) Supplier disregards the authority or instructions of the Project Manager;


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         (f)  Supplier persistently fails to perform the Work in accordance with this Agreement, including but not limited to, failure to adhere to
              the  Delivery   Schedule  or  the  CPM,  and  failure  to  provide
              conforming equipment and materials; or

         (g) Supplier otherwise materially breaches this Agreement.

     9.1.2) Intentionally Deleted.

     9.1.3) Termination for cause pursuant to this Section 9.1 shall be without liability to Contractor except for payment of amounts due for materials and equipment previously delivered to the Site or previously completed and subsequently delivered to the Site in accordance with the terms of this Agreement or work in progress; provided however that such amount shall not be due and payable until completion of the Work by substitute performance and shall be reduced by the following:

         (a) Costs incurred by Contractor in the performance of the Work terminated, including but not limited to preparatory expenses, additional engineering and design professional costs, and incidental costs, and all additional expenses incurred in acquiring or undertaking substitute performance; and

         (b) Contractor's reasonable costs of termination and settlement, including but not limited to accounting costs, legal fees and arbitration expenses.

         Nothing in this Agreement shall obligate Contractor to obtain the lowest price for costs incurred or work performed pursuant to this
         Section 9.1.3.

9.2) Termination by Contractor upon Owner Stop Order.

     9.2.1) Contractor may, by written notice, terminate this Agreement in whole or in part upon issuance of a Stop Order by Owner.

     9.2.2) Termination pursuant to this Section 9.2 shall be without liability to Contractor except for payment of amounts due pursuant to Sections
         9.3.2 and 9.3.3 of this Agreement.

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9.3) Termination by Supplier for Cause.

     9.3.1) Supplier may terminate this Agreement upon ten (10) days written notice to Contractor upon the following events of Contractor default, provided however that Contractor shall have reasonable time to cure:

         (a) Contractor ceases to conduct its operations in the normal course of business (including inability to meet its obligations as they mature);

         (b) A proceeding under the bankruptcy or insolvency laws is brought by or against Contractor, or a receiver is appointed or applied for;

         (c) Contractor makes a general assignment for the benefit of creditors;

         (d) Contractor disregards the laws and regulations of any government entity having jurisdiction over this Agreement;

         (e) Contractor fails to pay Supplier amounts due Supplier pursuant to this Agreement within ten (10) days of the due date; or

         (f) Contractor otherwise materially breaches this Agreement.

     9.3.2) Upon  Supplier's  termination for cause pursuant to this Section 9.3
         Supplier shall be entitled to payment for all Work performed, and for all materials and equipment previously delivered to the Site or previously completed and subsequently delivered to the Site, and for work in progress in accordance with the terms of this Agreement.



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     9.3.3) In addition to payment  pursuant to Section  9.3.2,  Supplier  shall within ten (10) days of the date of the notice of termination be entitled to claim for damages from Contractor arising out of such termination, which claim shall be subject to negotiation between Contractor and Supplier. Any negotiated settlement of Supplier's claim shall be reduced to writing by Contractor and signed by Supplier prior to payment of settlement damages. Damages claimed pursuant to this
         Section 9.3.3 shall be restricted to actual out of pocket damages.

10)  On-Site Representatives.

10.1)    Contractor's  Project Manager.

     10.1.1) Contractor's Project Manager shall be the primary representative of Contractor and shall exercise such authority as is specified in this Agreement or is delegated to him by Contractor. The general duties of the Project Manager shall be, inter alia, to act on behalf of contractor as follows:

         (a) to review, comment, audit and monitor the design, construction, commissioning and performance of the Work;

         (b) to inspect, examine, and witness the materials, equipment, testing and workmanship used or carried out in connection with the Work; and

         (c) to certify applications for payment and to report to Contractor on the progress of the Work and to report whether the Work is being carried out in accordance with this Agreement.

10.1.2) The Project Manager shall also carry out the following duties:

         (a) other duties that Contractor designates are to be performed by the Project Manager; and

         (b) any other duties which are specified in this Agreement.

10.2)    Designation of Representatives.

     10.2.1) The Contractor's Project Manager shall be promptly identified in writing to Supplier.

     10.2.2) The Supplier's Site Representative (if any) shall be promptly identified in writing to Contractor.


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11) Notices.

11.1)All notices, requests, directions, or other communications required by this Agreement, required or permitted, shall be in writing and shall be considered properly given when:

     (a) delivered in person;

     (b) sent via confirmed fax;

     (c) sent certified mail confirmed by a signed return receipt; or

     (d) delivered to an express courier, correctly addressed and postage prepaid.

11.2)Notices or other communications given in accordance with this Section 11 shall be deemed effective on the date delivered or fax confirmed in the case of Sections 11(a) and (b) above; or upon actual receipt in the case of Sections 11(c) and (d).

11.3) Notice shall be given to Contractor as follows:

         Name:             Telesource International, Inc.
         Attn:             Larry Stiff
         Address:     860 Parkview Boulevard
                           Lombard, Illinois  60148
         Phone:       (630) 620-4787
         Fax:         (630) 620-4753

11.4) Notice shall be given to Supplier as follows:

         Name:             P.W.S. International, Inc.
         Attn:             Fred Parker
         Address:     P.O. Box 410081
                           Charlotte, NC 28241
         Phone:       (704) 588-3013
         Fax:         (704) 588-3017



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12)  Compliance With Laws.

     Supplier agrees to comply with all federal, state and local laws, standards, rules regulations and directions (hereafter collectively Laws) applicable to and in effect at the time of the execution of this Agreement. Supplier's failure to comply with such Laws will be considered a material breach of this Agreement and may be grounds for termination by Contractor, provided however that Supplier shall have reasonable time to cure.

     In particular, but in no way limiting Supplier's duties as set forth in this Section 12, Supplier shall comply with the following:

12.1)    Fair Labor Standard Act.

         In accepting this order, Supplier shall be deemed to represent that the goods to be furnished hereunder were or will be produced in compliance with the requirements of the Fair Labor Standards Act as amended, and unless otherwise agreed in writing, Supplier shall insert a certificate on all invoices submitted in connection with this order stating that the goods covered by the invoice were produced in compliance with the requirements of said Act, as amended, and of regulations and orders of the United States Department of Labor issued pursuant thereto.

12.2)    Chemical Substances.

         Notwithstanding anything to the contrary heretofore or hereafter represented by either party to the other, Supplier warrants that each and every chemical substance sold or otherwise transferred by Supplier pursuant to this Agreement, as of the time of such sale or transfer, is on the list of chemical substances compiled and published by the Administrator of the Environmental Protection Administration pursuant to the Toxic Substance Control Act (PL 94-469). Supplier further warrants that each an every chemical substance constituting or contained in the product(s) sold or otherwise transferred pursuant to this Agreement is on the list of chemical substances compiled and published by the Administrator of the Environmental Protection Administration pursuant to the Toxic Substance Control Act (PL 94-469).



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12.3)    Radiation Control for Health and Safety Act.

         Supplier warrants that goods to be furnished under this order will meet all requirements established under standards issued pursuant to authority contained in the Radiation Control for Health and Safety Act of 1968. Supplier further agrees to indemnify and hold harmless Contractor for all damages assessed against Contractor as a result of Supplier's failure to comply with the laws, regulations and standards issued thereunder and for the failure of the items furnished under this Agreement to so comply.

12.4)    Occupational, Health and Safety-Radiation Control.

         Supplier agrees to comply with the provisions of the Occupational Safety and Health Act of 1970 and the standards and regulations issued thereunder and certifies that all items furnished pursuant to this Agreement will conform to and comply with said standards and regulations.

12.5)    Intentionally Deleted.

12.6)    Intentionally Deleted.

12.7)    Equal Employment and Minority Suppliers.

         Unless exempt, the Equal Opportunity Clause required by Executive Order 11246, as amended, Section 503 of the Rehabilitation Act of 1973, as amended, and the Vietnam Era Veterans Readjustment Assistance Act of 1974, as amended (38 U.S.C. 2012), and any rules, orders, or regulations issued thereunder, are incorporated by Reference, and Supplier shall be bound by and shall comply with them as if the same were fully set forth naming Supplier as "contractor".

12.8)    Small Business Concern Utilization.

         The Supplier agrees to accomplish the maximum amount of subcontracting to small business concerns that the Supplier finds to be consistent with the efficient performance of this Agreement.

13) Assignment.

     Supplier shall not assign this Agreement in whole or in part, nor any interest herein nor any payment due or to become due hereunder, to any Person, without the prior written consent of Contractor, which consent shall not be unreasonably withheld or delayed. Consent may be withheld if any assignee proposed is not in the opinion of Contractor reasonably able to fulfill the terms and obligations of this Agreement. Nothing in this paragraph 13 shall be construed to prevent Supplier as a consolidator from contracting with his suppliers and subcontractors.



14) Arbitration.

14.1)    In General.

         Claims, disputes or other matters in question between the parties to this Agreement shall first be subject to mediation before arbitration. A demand for mediation shall be made within a reasonable time after the dispute or claim has arisen.

14.2)    Mediation.

          Any mediation shall be held in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect, unless the parties mutually agree otherwise. The mediation shall take place at a mutually convenient location in Illinois. Demand for mediation shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. In no event shall the demand for mediation be made after the date when institution of legal or equitable proceedings based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

14.3)    Arbitration.

         Any dispute or difference arising out of, or in connection with, this Agreement which cannot be amicably settled between the parties by mediation shall be finally settled under the Rules of Construction Arbitration of the American Arbitration Association. The arbitration shall take place at a mutually convenient location in Illinois. The resulting arbitral decision shall be final and binding on the parties. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The prevailing party in any arbitration shall be entitled to recover from the other party all reasonable attorneys' fees, expenses and other costs incurred in asserting or defending any claim arising under or related to this Agreement.

15)  General Provisions.

15.1)    Severability of Provisions.

     15.1.1) In the event that any provision of this Agreement, or the application thereof, is held by any court of competent jurisdiction to be illegal or unenforceable, the parties shall attempt in good faith to agree upon an equitable adjustment to this Agreement in order to overcome to the extent possible the effect of such illegality or unenforceability.

     15.1.2) The provisions of this Agreement are intended to be performed in accordance with, and only to the extent permitted by, all applicable requirements of law.

     15.1.3) If any provision of any of the Agreement or the application thereof to any Persons or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the Agreement nor the application of such provision to other Person or circumstances or other instruments referred to in the Agreement shall be affected thereby but, rather, the same shall be enforced to the greatest extent permitted by law.

15.2)    Entire Agreement.

         This Agreement, including all schedules, exhibits, attachments, and drawings referenced herein, represents the entire understanding between the parties in relation to the subject matter hereof and supersedes any and all previous agreements or arrangements between the parties in respect of the Work (whether oral or written), including without limitation all letters of intent and clarifications submitted in response to requests for proposals or otherwise.

15.3)    Counterparts.

         This Agreement may be executed in any number of counterparts, or by use of counterpart or faxed counterpart signature pages, each of which shall be an original, but all of which together shall constitute but one instrument.

15.4)    Applicable Law.

         This Agreement shall be governed by and construed according to the Laws of the State of Illinois excluding any conflict of laws provisions which would result in the application of the Laws of another jurisdiction to the interpretation of this Agreement.

15.5)    Successors and Assigns.

         All of the terms of this Agreement shall apply to, be binding upon and inure to the benefit of the parties hereto, their respective successors, permitted assigns and all other Persons claiming by, through or under them.

15.6)    No Waiver.

         Any failure at any time by either party to enforce any provision of this Agreement shall not constitute a waiver of such provision or prejudice the right of either party to enforce such provision at any subsequent time.

15.7)    No Third Party Beneficiary.

         Except as otherwise provided elsewhere herein, this Agreement and all rights hereunder are intended for the sole benefit of the parties hereto and shall not imply or create any rights on the part of, or obligations to, any other entity or individual not a party to this Agreement.

15.8)    Publications.

     Supplier and Contractor agree that no acknowledgment or other information concerning this Agreement and the supplies or services provided hereunder will be made public without the prior written agreement of the other party.

     IN WITNESS WHEREOF, we have hereunto set our hands as of this 31st day of August, 1999.


       General Contractor                                  Supplier




       Telesource International, Inc.               P.W.S. International, Inc.

By:    ____________________Signatory,   By:    ____________________  Signatory,

Printed: _________________                  Printed: _________________

Its:   ____________________ Title           Its:   ____________________ Title

                                     PAGE 27
     Jpk:Comm:Doors SubK:Final                    November 24, 1999    17:17 PM


Schedule of Exhibits

Exhibit "A"           Plans, Drawings, Specifications and Design Documents
Exhibit "B"           Applicable Provisions of RFP for Department of State
                      Contract
Exhibit "C"           Schedule of Applicable Federal Acquisition Regulations
Exhibit "D"           Items Included In The Scope Of Work
Exhibit "E"           [Intentionally Deleted]
Exhibit "F"           [Intentionally Deleted]
Exhibit "G"           Unit Price Breakdown

Plans, Drawings, Specifications and Design Documents Exhibit "A"

     The following engineering specifications and documents are incorporated herein by reference and hereby become an integral part of this Agreement:

1. [The bidding documents provided to date to the Supplier in connection with this agreement, which both parties acknowledge to be in their possession].
1.

Department of State Request for Proposal    Exhibit "B"

     [The Department of State Request for Proposal is in the possession of both parties and is incorporated herein by reference and hereby become an integral part of this Agreement.]

                                   Exhibit "C"

Federal Acquisition Regulations



The provisions of the Federal Acquisition Regulations (FAR) listed below and any other attached articles and provisions, if any, as applicable, and as in effect on the date of this Agreement (except as required to be changed by statute), are incorporated in this Agreement by reference with the same force and effect as though herein set forth in full. All such clauses shall, with respect to the rights, duties and obligations of Contractor and the Supplier hereunder, be interpreted and construed in such manner as to recognize and give effect to the contractual relationship between Contractor and the Supplier under this agreement and the rights of the U.S. Government with respect thereto under the prime contract from which the agreement is being funded. As used therein the term "the Contractor" and equivalent terms shall mean the Subcontract and the terms "the Government" and "the Contracting Officer" and equivalent terms shall include the Contractor and the Contractor's authorized representative hereunder, respectively, except under those clauses relating to the rights to audit or examine the Supplier's financial records, and all other clauses noted with an asterisk (*), in which case the terms "the Government" and "the Contracting Officer" shall mean the U.S. Government and the Contracting Officer under the prime contract, respectively. The word "contract" and like terms shall mean this agreement.



52.202-01             Definitions

52.203-01             Officials Not to Benefit

52.203-03             Gratuities

52.203-05             Covenant Against Contingent Fees

52.212-08             Priorities, Allocations, and Allotments

52.215-01             Examination of Records by Comptroller General

52.215-02             Audit - Negotiation

52.215-22             Price Reduction for Defective Cost or Pricing Data

52.215-23             Price Reduction for Defective Cost or Pricing Data -
                      Modification

52.215-24             Supplier Cost or Pricing Data

52.215-25             Supplier Cost or Pricing Data - Modification

52.215-30             Waiver of Facilities Capital Cost of Money

52.216-07             Allowable Cost and Payment

52.216-08             Fixed Fee

52.219-08             Utilization of Small Business Concerns and Small
                      Disadvantaged Business Concerns

52.219-13             Utilization of Women-Owned Small Businesses

52.220-01             Preference for Labor Surplus Area Concerns

52.220-03             Utilization of Labor Surplus Area Concerns

52.222-02             Payment for Overtime Premiums "overtime premium cost does
                      not exceed ZERO."

52.222-03             Convict Labor

52.222-26             Equal Opportunity

52.222-35             Affirmative Action for Special Disabled and Vietnam Era
                      Veterans

52.222-36             Affirmative Action for Handicapped Workers

52.227-01             Authorization and Consent - Alternate I

52.227-02             Notice and Assistance Regarding Patent and Copyright
                      Infringement

52.227-7013           Rights in Technical Data and Computer Software

52.227-7018           Restrictive Markings on Technical Data

52.227-7029           Identification of Technical Data

52.227-7030           Technical Data - Withholding of Payment

52.228-07             Insurance - Liability to Third Persons

52.230-3              Cost Accounting Standards

52.230-4              Administration of Cost Accounting Standards

52.231-7000           Supplemental Cost Principles

52.232-09             Limitation on Withholding of Payments

52.232-17             Interest

52.232-20             Limitation of Cost

52.232-23             Assignment of Claims

52.242-01             Notice of Intent to Disallow Costs

52.242-7000           Submission of Commercial Freight Bills to the General
                      Services Administration for Audit

52.243-2              Changes - Cost Reimbursement - Alternate V

52.243-7001           Pricing of Adjustments

52.244-02             Subcontracts under Cost-Reimbursement and Letter Contracts

52.245-05             Government Property (Cost Reimbursement, Time-and-
                      Material, or Labor-Hour Contracts)

52.247-01             Commercial Bill of Lading Notations

52.249-06             Termination (Cost Reimbursement)

52.249-14             Excusable Delays

52.251-7000           Ordering from Government Supply Sources

Items Included In The Scope Of Work                               Exhibit "D"

The Work shall include the supply, required testing, and delivery to Contractor of the following items:

[See Exhibit "G".]

Unit Price Breakdown                                                Exhibit "G"

The following supplier Quotes (in the possession of both parties) include unit prices which comprise all direct and indirect costs, overhead, profit, supervision, shop drawings, testing, and incidental costs. It is understood that these unit prices represent the total cost to the Supplier for determining progress payments, and shall be the basis of good faith negotiated additions or deductions from the Contract Price at any time during the Work. The Quotes include one or more unit price Alternate Options which may or may not be exercised by the Contractor. In the event that the Quotes contradict each other, the newest Quote shall govern.

2. Supplier Quote Dated October 17, 1998 and consisting of eleven pages.

3. Supplier Quote Dated August 4, 1998 and consisting of three pages.

4. Supplier Quote Dated July 31, 1998 and consisting of eleven pages.

5. Supplier Quote Dated July 17, 1998 and consisting of eleven pages.

6. Supplier Quote Dated July 8, 1998 and consisting of one page.

7. Developer Correspondence Dated August 4, 1999 (a null and void Purchase Order) and August 7, 1999.

--------------------------------------------------------------------------------
TELESOURCE INT'L., INC.                                       PURCHASE ORDER
-------------------------------------------------------------------------------
------------------------------------------------------------------------------
860 Parkview Boulevard
Lombard, Illinois 60148
(630) 620-4787
Fax: (630) 620-4753
                                Page One of Five

TO:                                          P.O. NUMBER 3404 Change Order No.1

P.W.S. International, Inc.                            P.O. DATE October 12, 1999
340 Crompton Street
Charlotte, NC 28241

Attention: Mr. Fred Parker

Phone: 704-588-3013    Fax: 704-588-3017

                               ------------------------------------------------
                                    REQUISITIONED BY SHBC
                                    Elias Deeb
                                    SHIP BY November 18, 1999
                                    SHIP VIA Ocean Freight
                                    F.O.B. C & F Kuwait
                                    SHBC P.O. USH/166-A/4/99
Ship To:   American Embassy Kuwait, State of Kuwait       TERMS Letter of Credit

Consigned To:

American Embassy Kuwait, State of Kuwait
Attn: FBO / H.P.
Contract No. S-FBOAD95COO65
Bayan, Kuwait

Notifying Party:
Sayed Hamid Behbehani & Sons C.O.  W.L.L.
P.O. BOX 3065
Safat - 13031, Kuwait
Phone: (965) 245-4501/2/3
Fax: (965) 244-6820 or 242-6276
Attention: Mr. Elias Deeb

Shipping Marks: American Embassy Kuwait
                              State of Kuwait

                                       Purchase  order number must appear on all
                                       forms relating to this order.
                                                              -
       QTY       UNIT          DESCRIPTION              PRICE            AMOUNT


                       THIS CHANGE ORDER IS SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT DATED AUGUST 31, 1999 WHICH IS MADE A NECESSARY AND INTEGRAL PART OF THIS CHANGE ORDER AND WHICH IS MODIFIED AS NECESSARY TO ENCOMPASS THIS CHANGE ORDER

       L.S.     L.S.   Supply of Steel Doors &
                       Frames as per the Section    $ 36,778.00      $ 36,778.00
                       # 08110 and approved
                       Drawings and Schedules
      L.S.      L.S.   Supply of Wood Doors as
                       per Section # 08211 and      $104,538.00      $104,538.00
                       approved Drawings and
                       Schedules
      L.S.      L.S.   Supply of Aluminum
                       Entrances & Windows as per   $738,387.00      $738,387.00
                       Section #08410 and approved
                       Drawings and Schedules
                       Schedules S (doors and
                       windows to be Factory Glazed)
      1         No.    Supply of Overhead Coiling
                       Doors, Section #08331          $5,666.00        $5,666.00
                                  Door Type 45, 2500mm x 2670mm

TELESOURCE INT'L., INC.                                          PURCHASE ORDER
860 Parkview Boulevard
Lombard, Illinois 60148
(630) 705-4020
Fax: (630) 705-4025
                                                                Page Two of Five
TO:                                          P.O. NUMBER 3404 Change Order No. 1
P.W.S. International, Inc.                            P.O. DATE October 12, 1999
340 Crompton Street
Charlotte, NC 28241

Attention: Mr. Fred Parker

Phone: 704-588-3013    Fax: 704-588-3017
                                                    REQUISITIONED BY SHBC
                                                    Elias Deeb
                                                    SHIP BY November 18, 1999
                                                    SHIP VIA Ocean Freight
                                                    F.O.B. C & F Kuwait
                                                    SHBC P.O. USH/166-A/4/99
Ship To:  American Embassy Kuwait, State of Kuwait        TERMS Letter of Credit

Consigned To:

American Embassy Kuwait, State of Kuwait
Attn: FBO / H.P.
Contract No. S-FBOAD95COO65
Bayan, Kuwait

Notifying Party:
Sayed Hamid Behbehani & Sons C.O.  W.L.L.
P.O. BOX 3065
Safat - 13031, Kuwait
Phone: (965) 245-4501/2/3
Fax: (965) 244-6820 or 242-6276
Attention: Mr. Elias Deeb

Shipping Marks: American Embassy Kuwait
                              State of Kuwait


                                     Purchase order number must appear on

                                     all forms relating to this order.

       QTY             UNIT                         DESCRIPTION                                        PRICE           AMOUNT

        3              No.       Roof Hatches as per Section #07720, MS-50 3'0 x 2'6 and               L.S.                $2,818.00
      L.S.             L.S.      Finish Hardware as per Section #08410 & #08710 and                  $84,056.00           $84,056.00
                                 approved Hardware Schedules
                                 Ref: PWS Int'l Quotation dated Oct 17-98 (copy attached)
      L.S.             L.S.      C/S Model A4115 4" deep extruded aluminum louvers with                                    $2,865.00
                                 Kynar 500 finish color Yorktown. Louvers to have blank off panels and screens as indicated.
                                   2 EA 980mm dia. round louvers with blank off panel
                                   1 EA 410 x 2025mm louver with blank off panel
                                   2 EA 590mm dia. round louvers with bird screen
                                   (Ref: Your fax dated 13 Sept-99)
      L.S.             L.S.      2 EA Bilco D-50 Hatches 2m x 2m Aluminum Hatch                                            $6,818.00
                                 12" Curb Zinc Hardware
                                 (Ref: Your fax dated 4 Oct-99)


-------------------------------------------------------------------------------

TELESOURCE INT'L., INC.                                         PURCHASE ORDER
860 Parkview Boulevard
Lombard, Illinois 60148
(630) 620-4787
Fax: (630) 620-4753
                                                     Page Three of Five
TO:                                          P.O. NUMBER 3404 Change Order No. 1
P.W.S. International, Inc.                            P.O. DATE October 12, 1999
340 Crompton Street
Charlotte, NC 28241

Attention: Mr. Fred Parker

Phone: 704-588-3013    Fax: 704-588-3017
                                                   REQUISITIONED BY SHBC
                                                   Elias Deeb
                                                   SHIP BY November 18, 1999
                                                   SHIP VIA Ocean Freight
                                                   F.O.B. C & F Kuwait
                                                   SHBC P.O. USH/166-A/4/99
Ship To: American Embassy Kuwait, State of Kuwait        TERMS Letter of Credit

Consigned To:


 American Embassy Kuwait, State of Kuwait
Attn: FBO / H.P.
Contract No. S-FBOAD95COO65
Bayan, Kuwait

Notifying Party:
Sayed Hamid Behbehani & Sons C.O.  W.L.L.
P.O. BOX 3065
Safat - 13031, Kuwait
Phone: (965) 245-4501/2/3
Fax: (965) 244-6820 or 242-6276
Attention: Mr. Elias Deeb

Shipping Marks: American Embassy Kuwait
                State of Kuwait Purchase order number must appear on all forms relating to this order.


       QTY           UNIT                          DESCRIPTION                                        PRICE            AMOUNT

      L.S.           L.S.     Architectual Pottery                                                                         $3,165.00
                                3 EA KP-19B  Classic  Greek 33" x 26" 3 EA KP-6A
                                Classic Greek 24" x 26" 3 EA KP-4C Classic Greek
                                16" x 20" (Ref: Your fax dated 5 Sept-99)
      L.S.           L.S.     4 EA Windermire Benches Style 4503                                                           $3,455.00
                                (Ref: Your fax dated 5 Sept-99)
      L.S.           L.S.     Furnish and Install specified Glass in all the exterior                                    $160,344.00
                              Windows and Doors to have 5/16" clear heat
                              strengthened Lamintated Glass with .060 PVB Vinyl Inner
                              Layer as per attached Specifications (3 pages)
                              C & F Kuwait                                                             Subtotal        $1,148,890.00

                                                                                                          Total        $1,148,890.00

--------------------------------------------------------------------------------

TELESOURCE INT'L., INC.                                          PURCHASE ORDER
860 Parkview Boulevard
Lombard, Illinois 60148
(630) 620-4787
Fax: (630) 620-4753
                                                    Page Four of Five
TO:                                          P.O. NUMBER 3404 Change Order No. 1
P.W.S. International, Inc.                            P.O. DATE October 12, 1999
340 Crompton Street
Charlotte, NC 28241

Attention: Mr. Fred Parker

Phone: 704-588-3013    Fax: 704-588-3017
                                                   REQUISITIONED BY SHBC
                                                   Elias Deeb
                                                   SHIP BY November 18, 1999
                                                   SHIP VIA Ocean Freight
                                                   F.O.B. C & F Kuwait
                                                   SHBC P.O. USH/166-A/4/99
Ship To:   American Embassy Kuwait, State of Kuwait       TERMS Letter of Credit

Consigned To:

 American Embassy Kuwait, State of Kuwait
Attn: FBO / H.P.
Contract No. S-FBOAD95COO65
Bayan, Kuwait

Notifying Party:
Sayed Hamid Behbehani & Sons C.O.  W.L.L.
P.O. BOX 3065
Safat - 13031, Kuwait
Phone: (965) 245-4501/2/3
Fax: (965) 244-6820 or 242-6276
Attention: Mr. Elias Deeb

Shipping Marks: American Embassy Kuwait
                              State of Kuwait


                                          Purchase  order  number must appear on
                                          all forms relating to this order.


    QTY            UNIT                          DESCRIPTION                                       PRICE            AMOUNT
                                Terms of Payment
                                By L/C in favor of  P.W.S.  International  Inc.,
                                P.O. Box 410081,  Charlotte N.C. 28241,  USA, to
                                cover 95% of Value of P.O. against submission of
                                Shipping Documents. 5% Payable via Wire Transfer
                                within 30 Days of  receipt of the  Materials  on
                                Site and their inspection.  Notes Fabrication of
                                Wooden  Doors & Steel Doors and Frame,  Overhead
                                Coiling Door,  Aluminum Windows and Roof Hatches
                                can  be  commenced.  PWS  has to  resolve  FBO's
                                comments  for  Aluminum  Doors and  Hardware and
                                provide  us  the  approved   Submittals   before
                                fabrication and procuments.  Hardware Samples to
                                be provied to US Government for final acceptance
                                and  complete  set  of  specialized   tools  and
                                maintance  instructions  to be  provived  as per
                                Section #  08710-1.6.  Glazing to be provided as
                                per  Section  #08800 and  approved  samples  and
                                drawings.

------------------------------------------------------------------------------

TELESOURCE INT'L., INC.                                      PURCHASE ORDER
860 Parkview Boulevard
Lombard, Illinois 60148
(630) 620-4787
Fax: (630) 620-4753
                                                    Page Five of Five
TO:                                            NUMBER 3404 Change Order No. 1
 P.W.S. International, Inc.                    P.O. DATE October 12, 1999
340 Crompton Street
Charlotte, NC 28241

Attention: Mr. Fred Parker

Phone: 704-588-3013    Fax: 704-588-3017
                                               REQUISITIONED BY SHBC
                                               Elias Deeb
                                               SHIP BY November 18, 1999
                                               SHIP VIA Ocean Freight
                                               F.O.B. C & F Kuwait
                                               SHBC P.O. USH/166-A/4/99
Ship To:    American Embassy Kuwait, State of Kuwait      TERMS Letter of Credit

Consigned To:

American Embassy Kuwait, State of Kuwait
Attn: FBO / H.P.
Contract No. S-FBOAD95COO65
Bayan, Kuwait

Notifying Party:
Sayed Hamid Behbehani & Sons C.O.  W.L.L.
P.O. BOX 3065
Safat - 13031, Kuwait
Phone: (965) 245-4501/2/3
Fax: (965) 244-6820 or 242-6276
Attention: Mr. Elias Deeb

Shipping Marks: American Embassy Kuwait
                              State of Kuwait

                                            Purchase order number must appear on
                                            all forms relating to this order.


     QTY              UNIT                         DESCRIPTION                                     PRICE             AMOUNT

                                   List of Documents:
                                   3 Sets of Original Invoices
                                   One Original Certificate of Origin
                                   3 Original sets of Packing List
                                   3 Original sets of On-Board Bill of Lading
                                   The shipping documents shall be consigned to:12
                                   American Embassy Kuwait State of Kuwait
                                   Attn: FBO/H.P.
                                   The On-Board Bill of Lading and Invoice should be:
                                   "Staff Diplomatic Housing U.S. Embassy", Bayan,
                                   Kuwait, Contract No. S-FBOAD95C0065.  Also
                                   description of Goods should be "Building Materials".
                                   Notifying party must be Sayed Hamid Behbehani &
                                   Sons Co., P.O. Box 3065, Safat-13031, Kuwait
                                   Tel: (965) 245-4501/2/3 Fax: (965) 244-6820/242-6276
                                   Copy of all shipping documents should be sent to
                                   SHBC by DHL as soon  as the  shipments  is on
                                   board.
                                   Shipment must be through US Flag Ships.


Authorized by: Jeffrey P. Karandjeff                   Dated: 10-12-99

Accepted by: Fred Parker at PWS Int'l., Inc.     Dated:


--------------------------------------------------------------------------------